                                                                    Exhibit h(1)

                               SERVICES AGREEMENT


         SERVICES AGREEMENT, dated as of January 4, 1999, by and between CFBDS, INC., a Massachusetts corporation ("CFBDS") and CITIBANK, N.A., a national banking association ("Citibank").

                              W I T N E S S E T H :

         WHEREAS, Citibank has been retained by certain registered open-end management investment companies under the Investment Company Act of 1940, as amended (the "1940 Act"), as listed on Schedule A hereto (each individually a "Trust" and collectively the "Trusts"), to provide administrative services to its investment portfolios, as listed on Schedule A hereto (each individually a "Fund" and collectively the "Funds"), pursuant to separate Management Agreements (each a "Management Agreement"), and

         WHEREAS, as permitted by Section 1 of each Management Agreement, Citibank desires to subcontract some or all of the performance of its obligations thereunder to CFBDS, and CFBDS desires to accept such obligations; and

         WHEREAS, Citibank wishes to engage CFBDS to provide certain administrative services on the terms and conditions hereinafter set forth, so long as Citibank shall have found CFBDS to be qualified to perform the obligations sought to be subcontracted; and

         WHEREAS, CFBDS desires to retain Citibank to perform certain services on the terms and conditions hereinafter set forth, and Citibank is willing to render such services.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

         1. Duties as CFBDS. Subject to the supervision and direction of Citibank, CFBDS will assist in supervising various aspects of each Trust's administrative operations and undertakes to perform the following specific services, from and after the effective date of this Agreement:

         (a) To the extent requested by Citibank, furnish Trust secretarial services;

         (b) To the extent requested by Citibank, furnish Trust treasury services, including the review of financial data, tax and other regulatory filings and audit requests;

         (c) To the extent requested by Citibank, provide the services of certain persons who may be appointed as officers or Trustees of the Trust by the Trust's Board;

         (d) To the extent requested by Citibank, participate in the preparation of documents required for compliance by the Trust with applicable laws and regulations, including registration statements, prospectuses, semi-annual and annual reports to shareholders and proxy statements;

         (e) To the extent requested by Citibank, prepare agendas and supporting documents for and minutes of meetings of the Trustees, Committees of Trustees and shareholders;

         (f)      Maintain books and records of the Trust;

         (g) To the extent requested by Citibank, provide advice and counsel to the Trust with respect to regulatory matters, including monitoring regulatory and legislative developments which may affect the Trust and assisting the Trust in routine regulatory examinations or investigations of the Trust, and working closely with outside counsel to the Trust in connection with litigation in which the Trust is involved;

         (h) To the extent requested by Citibank, generally assist in all aspects of Trust's operations and provide general consulting services on a day to day, as needed basis;

         (i) In connection with the foregoing activities, maintain office facilities (which may be in the offices of CFBDS or its corporate affiliate); and

         (j) In connection with the foregoing activities, furnishing clerical services, and internal executive and administrative services, stationery and office supplies.

         Notwithstanding the foregoing, CFBDS under this Agreement shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the management of a Trust, or the distribution of beneficial interests in a Trust, nor shall CFBDS be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent or custodian of a Trust.

         In performing all services under this Agreement, CFBDS shall (a) act in conformity with the Trust's charter documents and bylaws, the 1940 Act and other applicable laws, as the same may be amended from time to time, (b) consult and coordinate with legal counsel for the Trust, as necessary or appropriate, and
(c) advise and report to the Trust and its legal counsel, as necessary or appropriate, with respect to any material compliance or other matters that come to its attention.

         In performing its services under this Agreement, CFBDS shall cooperate and coordinate with Citibank as necessary and appropriate and shall provide such information as is reasonably necessary or appropriate for Citibank to perform its obligations to the Trust. CFBDS shall perform its obligations under this Agreement in a conscientious and diligent manner consistent with prevailing industry standards.

         2. Compensation of CFBDS. For the services to be rendered and the facilities to be provided by CFBDS hereunder, CFBDS shall be paid an administrative fee as may from time to time be agreed to between Citibank and CFBDS.

         3. Duties of Citibank. CFBDS hereby retains Citibank to perform the following services, and Citibank hereby agrees to render such services for the compensation and on the terms herein provided, from and after the effective date of this Agreement:

         (a) From time to time, Citibank will prepare marketing materials and advertising materials for the Funds, will review such material for compliance with applicable legal standards, submit such materials to CFBDS for final review (unless such material is submitted to another NASD member for review), assist CFBDS in connection with discussions with NASD Regulation and others who review such materials submitted by CFBDS, make responsive changes and obtain final approval for use in a timely fashion, and arrange and pay for the production and dissemination of such material. Citibank shall coordinate its activities in this regard with brokers selling shares of the Funds and may delegate its duties under this provision to others as appropriate.

         (b) Citibank will provide liaison between CFBDS and the Funds, other brokers selling shares of the Funds, and other parties related to the operations of the Funds, and Citibank shall provide information and assistance in this regard, as requested by CFBDS.

         In performing its services under this Agreement, Citibank shall (a) act in conformity with the Trust's charter documents, bylaws, prospectus, state of additional information, the 1940 Act and other applicable laws, as the same may be amended from time to time, and (b) cooperate and coordinate with CFBDS as necessary and appropriate.

          4. Compensation of Citibank. In consideration for the services to be rendered by Citibank under this Agreement, CFBDS hereby assigns to Citibank for the term of this Agreement all revenues payable to CFBDS pursuant to its Distribution Agreements with the Trusts (as relate to the Funds) and/or any related Distribution Plans or Service Plans of the Trusts (as relate to the Funds) (the "Distribution Revenues"). Citibank will be solely responsible for computing and collecting any and all Distribution Revenues to CFBDS and assigned to Citibank hereby and it shall do so at its own expense. CFBDS shall have no obligation to provide any accounting or other computation of the Distribution Revenues to Citibank or to otherwise assist in the collection of the Distribution Revenues, provided that CFBDS agrees to execute any instruments or take any other actions reasonably necessary to effect or perfect the assignment of the Distribution Revenues to Citibank, and the further assignment by Citibank, at its discretion, of any part of the Distribution Revenues to any other entity.

         5. Limitation of Liability.

         (a) CFBDS shall not be liable to Citibank for any error or judgment or mistake of law or for any loss, liability, expense, or damage (collectively a "Loss") suffered by Citibank in connection with the performance of CFBDS' obligations and duties under this Agreement, except a Loss resulting from CFBDS' willful misfeasance, bad faith, or negligence in the performance of such obligations and duties.

         (b) Citibank will indemnify CFBDS, its affiliated companies and its officers, employees, and agents, and hold each of them harmless from any and all losses, claims, damages, liabilities, or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit relating to this Agreement, and not resulting from the willful misfeasance, bad faith or negligence of CFBDS in the performance of its obligations under such agreements, but only to the extent such losses, claims, damages, liabilities, or expenses are not covered by an applicable insurance policy maintained by CFBDS and/or its affiliates (other than by virtue of being part of a deductible under any such policy). Citibank's indemnification obligations under this Section (b) are expressly conditioned on satisfaction of all the following requirements:

                  (i) CFBDS shall notify Citibank in writing of any claim, demand, or other occurrence in respect of which CFBDS may seek indemnification, promptly after CFBDS becomes aware of it;

                  (ii) Subject to the terms of any applicable insurance policies maintained by CFBDS and/or its affiliates, Citibank shall have the right to assume sole control of the defense of any resulting action or suit; and

                  (iii) CFBDS shall not confess any claim or settle or make any compromise relating thereto, except with Citibank's prior written consent.

         (c) CFBDS will indemnify Citibank, its affiliated companies, and their officers, employees, and agents, and hold each of them harmless from any and all losses, claims, damages, liabilities, or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit relating to CFBDS' performance of its obligations under this Agreement, not resulting from the willful misfeasance, bad faith or negligence of Citibank or any of its affiliated companies, but only to the extent such losses, claims, damages, liabilities, or expenses are not covered by an applicable insurance policy maintained by Citibank or any of its affiliates (other than by virtue of being part of a deductible under any such policy). CFBDS' indemnification obligations under this Section 5(c) are expressly conditioned on satisfaction of all the following requirements:

                  (i) Citibank shall notify CFBDS in writing of any claim, demand, or other occurrence which relates to or in respect of which Citibank or any of its affiliates may seek indemnification, promptly after Citibank becomes aware of it;

                  (ii) Subject to the terms of any applicable insurance policies maintained by Citibank and/or its affiliates, CFBDS shall have the right to assume sole control of the defense of any resulting action or suit; and

                  (iii) Citibank and/or its affiliates shall not confess any claim or settle or make any compromise relating thereto, except with CFBDS' prior written consent.

         6. Confidentiality.

         (a) All books, records, information and data pertaining to the business of Citibank, any of its affiliates, each Fund, each Fund's prior, present, or potential shareholders, and the customers of Citibank or any of its affiliates that are exchanged or received by CFBDS pursuant to the performance of CFBDS' duties under this Agreement shall remain confidential and shall not be disclosed to any other person, except as specifically authorized in writing by the applicable affiliate, Citibank, or Fund or as may be required by law, and shall not be used for any purposes other than the performance of CFBDS' responsibilities and duties hereunder. The provisions of this Section 6(a) shall survive this Agreement's termination.

         (b) All books, records, information and data that are the property of CFBDS, which are not included in Section 6(a) above, and which were received by Citibank or any of its affiliates pursuant to CFBDS' performance of this Agreement, shall be treated as confidential and shall not be disclosed to any other person, except as specifically authorized in writing by CFBDS, as may be required by law or as may be reasonably necessary in connection with the conversion to a different party upon termination of this Agreement. The provisions of this Section 6(b) shall survive termination of this Agreement.

         7. Service to Other Companies or Accounts: Limitation on Other Activities. During the term of this Agreement, CFBDS shall not conduct any business activities other than as contemplated by (i) this Agreement; (ii) any Distribution Agreement between CFBDS and a Trust; (iii) any distribution contract between CFBDS and any other investment company advised or administered by a subsidiary of Citigroup Inc.; or (iv) any agreement between CFBDS and a subsidiary of Citigroup Inc. Citibank acknowledges that the persons employed by CFBDS to assist in the performance of CFBDS' duties under this Agreement may not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of any employee or affiliate of CFBDS to engage in and devote time and attention to other business or to render services of whatever kind or nature, provided such other activities do not adversely affect CFBDS' performance hereunder, and that in conducting such business or rending such services CFBDS' employees and affiliates would take reasonable steps to assure that the other parties involved are put on notice as to the legal entity with which they are dealing.

         8. Books and Records; Audits; Reports. Citibank shall have the right at any time to have representatives of its auditors and/or legal counsel, and/or auditors and legal counsel of any of the Funds, and/or employees of any affiliate to: (a) obtain full and complete access to any of CFBDS' books and records relating to its services and duties required under this Agreement, including, but not limited to, correspondence, contracts, agreements, bank transaction documents and records of any type, receipts, ledgers, and any other books of account ("Books and Records") and obtain a reasonable number of copies of any such Books and Records; and (b) perform on-site audits at any of CFBDS' system of internal controls with respect to its services and duties required under this Agreement.

         9. Change in Control. To the extent possible, CFBDS shall promptly provide Citibank prior written notice of any change in "control" (as such term is defined in the 1940 Act) of CFBDS.

         10. Use of Name. Except as required by law, CFBDS shall not use the name Citibank or Citicorp or Citigroup in any manner without Citibank's prior written consent in any marketing or promotional materials for CFBDS. This section 10 shall survive termination of this Agreement.

         11. Insurance. CFBDS shall, during the term of this Agreement, maintain directors/officers errors and omissions insurance coverage in the amount of $5 million.

         12. Miscellaneous.

         (a) Any notice or other written instrument authorized or required by this Agreement to be given in writing to Citibank or CFBDS shall be sufficiently given if addressed to the party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                                       To Citibank:

                                       Citibank, N.A.
                                       425 Park Avenue
                                       22nd Floor
                                       New York, NY 10022
                                       Attn: Andrew Shoup

                                       To CFBDS:

                                       CFBDS, Inc.
                                       21 Milk Street
                                       Boston, MA 02109
                                       Attn: Philip Coolidge

         (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

         (c) This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to its conflict of laws principles.

         (d) This Agreement may be executed in counterparts, each of which shall be an original and which collectively shall be deemed to constitute only one instrument.

         (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (f) The parties hereto acknowledge that in performing its services and duties under this Agreement, each of Citibank and CFBDS shall do so in the capacity of an independent contractor.

         13. Termination. This Agreement may be terminated by Citibank at any time, in its entirety or as to one or more Funds, with or without cause. This Agreement may be terminated by CFBDS, in its entirety or as to one or more Funds, with or without cause, provided that CFBDS has notified Citibank of such termination in writing at least 90 days prior to the effective date thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.


CFBDS, INC.                       CITIBANK, N.A.

By:      Philip Coolidge          By:      Andrew B. Shoup
         ---------------                   ---------------
Title:   C.E.O.                   Title:   Vice President
         ---------------                   ---------------

                                                                      SCHEDULE A

CitiFundsTrust I
         CitiSelect(R) Folio 200
         CitiSelect(R) Folio 300
         CitiSelect(R) Folio 400
         CitiSelect(R) Folio 500

CitiFunds Trust II
         CitiFunds Large Cap Growth Portfolio
         CitiFunds Small Cap Growth Portfolio
         CitiFunds Small Cap Value Portfolio
         CitiFunds Growth & Income Portfolio

CitiFunds Fixed Income Trust
         CitiFunds Intermediate Income Portfolio

CitiFunds International Trust
         CitiFunds International Growth & Income Portfolio

CitiFunds Tax Free Income Trust
         CitiFunds New York Tax Free Income Portfolio
         CitiFunds National Tax Free Income Portfolio
         CitiFunds California Tax Free Income Portfolio

CitiFunds Institutional Trust
         CitiFunds Institutional Cash Reserves

The Premium Portfolios
         Large Cap Growth Portfolio
         Small Cap Growth Portfolio
         Growth & Income Portfolio
         U.S. Fixed Income Portfolio
         High Yield Portfolio

Asset Allocation Portfolios
         International Portfolio
         Large Cap Value Portfolio
         Intermediate Income Portfolio
         Foreign Bond Portfolio
         Short-Term Portfolio
         Small Cap Value Portfolio

Variable Annuity Portfolios
         CitiSelect(R) VIP Folio 200
         CitiSelect(R) VIP Folio 300
         CitiSelect(R) VIP Folio 400
         CitiSelect(R) VIP Folio 500
         CitiFunds Small Cap Growth VIP Portfolio

                                 Citibank, N.A.
                              153 East 53rd Street
                            New York, New York 10043


                                                                 August 1, 1999


CFBDS, Inc.
21 Milk Street, 5th Floor
Boston, Massachusetts  02109

         Re:      CitiFundsSM Balanced Portfolio - Services Agreement

Ladies and Gentlemen:

         This letter serves as notice that CitiFunds Balanced Portfolio is hereby added to the list of series of CitiFunds Trust I to which CFBDS, Inc. ("CFBDS") renders services as sub-administrator pursuant to the terms of the Services Agreement dated as of January 4, 1999 (the "Agreement") between Citibank, N.A. and CFBDS.

         Please sign below to acknowledge your receipt of this notice adding CitiFunds Balanced Portfolio as a beneficiary under the Agreement.

                                    CITIBANK, N.A.

                                    By:       Camille B. Meade
                                              ----------------
                                    Title:    Vice President
                                              ----------------
Acknowledgment:

CFBDS, INC.

By:        Philip Coolidge
           ---------------
Title:     CEO
           ---------------